EXHIBIT A

                          PROPOSED ARTICLES OF INCORPORATION
                                          OF
                         CENTURY TELEPHONE ENTERPRISES, INC.


               Assuming the adoption of each of the Amendment Proposals by the shareholders, the articles of incorporation of the Company will be amended and restated to (i) amend paragraphs A(1), A(12) and C of Article III and reorder the Article's paragraphing, (ii) amend the second paragraph of Article IV and renumber the entire Article as Article VII, (iii) consolidate the provisions of
          Article  V into Article  VII(B),  (iv)  renumber  Article  VI  as
          Article VIII, (v) modify Article VII and renumber it as Article VI(B), (vi) amend paragraphs A(4) and A(14) of Article VIII and consolidate and reorder paragraphs A, C, D and E of this Article into Article V, (vii) reorder and modify paragraph B of Article VIII into paragraphs A, B, C and D of Article IV, (viii) renumber
          Article IX as Article VI(A), (ix) renumber Article X as Article IV(E), (x) renumber and modify Article XI as Article IX, (xi) renumber paragraph C of Article XI as Article V(E), and (xii) add new provisions as Articles IV(F), IV(G), V(D)(6), V(D)(17) and VII(C). Set forth below are the articles of incorporation of the Company, after giving effect to these modifications.


                             *  *  *  *  *  *  *  *  *  *


               [Articles   I  and  II,  which  will  not  be  amended,  are
          intentionally omitted.]

                                     ARTICLE III

                                       Capital

               A. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 177 million shares of capital stock, of which 175 million shares shall be Common Stock, $1.00 par value per share, and two million shares shall be Preferred Stock, $25.00 par value per share.

               B.   Preferred  Stock.   (1)   The  Preferred  Stock  may be
          issued from time to time in one or more series.

                    (2) In respect to any series of Preferred Stock, the Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. In addition thereto the Board of Directors shall have such other powers with respect to the Preferred Stock and any series thereof as shall be permitted by applicable law.

                    (3) No full dividend for any quarterly dividend period may be declared or paid on shares of any series of Preferred Stock unless the full dividend for that period shall be concurrently declared or paid on all series of Preferred Stock outstanding in accordance with the terms of each series. If there are any accumulated dividends accrued or in arrears on any share of any series of Preferred Stock those dividends shall be paid in full before any full dividend shall be paid on any other series of Preferred Stock. If less than a full dividend is to be paid, the amount of the dividend to be distributed shall be divided among the shares of Preferred Stock for which dividends are accrued or in arrears in proportion to the aggregate amounts which would be distributable to those holders of Preferred Stock if full cumulative dividends had previously been paid thereon in accordance with the terms of each series.

               C. Voting Rights. (1) Each share of Common Stock and each outstanding share of the Series A and H Preferred Stock
          ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

                    (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

                         (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

                         (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses
          (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.

                         (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

                    (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

                         (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

                         (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

                         (c)  any change in the beneficiary  of  any trust,
          or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

                         (d)  any   appointment  of  a  successor  trustee,
          agent, guardian or custodian with respect to a share of stock.

                    (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

                    (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                    (6) Each share of Common Stock acquired upon conversion of the outstanding Series A and H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.

                    (7) Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.

                    (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                    (9) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.

                    (10) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.

                    (11) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (a) such transaction has a bona fide business purpose, (b) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principals and (c) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, (i) the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of any rule or regulation regarding the per share voting rights of publicly-traded securities that is promulgated by the Securities and Exchange Commission or the principal exchange upon which the Common Stock is then listed for trading and (ii) nothing herein shall be interpreted to require the Corporation to account for any business combination transaction in any particular manner.

               D. Non-Assessability; Transfers; Pre-emptive Rights. The stock of this Corporation shall be fully paid and non-assessable when issued and shall be personal property. No transfer of such stock shall be binding upon this Corporation unless such transfer is made in accordance with these Articles and the by-laws of this Corporation and duly recorded in the books thereof. No stockholder shall have any pre-emptive right to subscribe to any or all additions to the stock of this Corporation.

               [The remainder of Article III, which sets forth the terms and conditions of the Company's Series A, H, K and AA Preferred Stock, has been intentionally omitted.]

                                      ARTICLE IV

                                      Directors

               A. Number of Directors. The business and affairs of this Corporation shall be managed under the direction of the Board of Directors. The number of directors comprising the Board of Directors of this Corporation (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately) shall be 14 unless otherwise determined from time to time by resolution adopted by the affirmative votes of both (i) 80% of the directors then in office and (ii) a majority of the Continuing Directors (as defined in Article V(D)), voting as a separate group, provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

               B. Classification. The Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be divided, with respect to the time during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

               C. Vacancies. Except as provided in Article IV(G) hereof, any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the shareholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (i) a majority of the directors then in office and
          (ii) a majority of all the Continuing Directors, voting as a separate group, and any director so appointed shall serve until the next shareholders' meeting held for the election of directors of the class to which he shall have been appointed and until his successor is duly elected and qualified.

               D. Removal. Subject to Article IV(G) hereof and notwithstanding any other provisions of these Articles or the Bylaws of this Corporation, any director or the entire Board of Directors may be removed at any time, but only for cause, by the affirmative vote at a meeting of shareholders called for such purpose of the holders of both (i) a majority of the Total Voting Power (as defined in Article V(D) hereof) entitled to be cast by the holders of Voting Stock (as defined in Article V(D) hereof), voting together as a single class, and (ii) a majority of the Total Voting Power entitled to be cast by the Independent Shareholders (as defined in Article V(D) hereof), voting as a separate group. At the same meeting in which the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article, directors shall not be subject to removal.

               E. Tender Offers and Other Extraordinary Transactions. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination (as defined in Article V(D) hereof) or a tender or exchange offer or a proposal by another Person or Persons to make a tender or exchange offer, the Board of Directors of the Corporation shall consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, and their respective employees, customers, creditors and other elements of the communities in which they operate or are located, (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

               F. Board Qualifications. (1) Except as otherwise provided in Article IV(G) hereof, no person shall be eligible for nomination, election or service as a director of the Corporation who shall:

                         (a) in the opinion of the Board of Directors fail to respond satisfactorily to the Corporation respecting any inquiry of the Corporation for information to enable the Corporation to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988 or to determine the eligibility of such person under this Article;

                         (b) have been arrested or convicted of any offense concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, provided that in the case of an arrest the Board of
               Directors may in its discretion determine that notwithstanding such arrest such persons shall remain eligible under this Article; or

                         (c) have engaged in actions that could lead to such an arrest or conviction and that the Board of Directors determines would make it unwise for such person to serve as a director of the Corporation.

                    (2) Any person serving as a director of the Corporation shall automatically cease to be a director on such date as he ceases to have the qualifications set forth in paragraph (1) above, and his position shall be considered vacant within the meaning of Article IV(C) hereof.

               G. Directors Elected by Preferred Shareholders. Notwithstanding anything in these Articles of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of these Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

                                      ARTICLE V

                            Certain Business Combinations

               A.   Vote Required in  Business  Combinations.   No Business
          Combination   may   be  effected  unless  all  of  the  following
          conditions have been fulfilled:

                    (1) In addition to any vote otherwise required by law or these Articles, the proposal to effect a Business Combination shall have been approved by (i) a majority of the directors then in office and a majority of the Continuing Directors and (ii) by the affirmative votes of both of the following:

                         (a) 80% of the Total Voting Power entitled to be cast by holders of outstanding shares of Voting Stock of this Corporation, voting as a separate voting group; and

                         (b) Two-thirds of the Total Voting Power entitled to be cast by the Independent Stockholders present or duly represented at a meeting, voting as a separate voting group.

                    (2) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules or regulations as a whole or in part) is mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to the Act or subsequent provisions).

               B. Nonapplicability of Voting Requirements. The vote required by Paragraph A of this Article does not apply to a Business Combination if all conditions specified in either of paragraphs 1 or 2 below are met:

                    (1) The proposed Business Combination is approved prior to the time the Related Person involved in the proposed transaction became a Related Person by the affirmative votes of both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group.

                    (2) All of the following five conditions have been met:

                         (a) The aggregate amount of the cash and the Market Value on the Valuation Date of consideration other than cash to be received per share by all holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                              1. the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or on behalf of the Related Person for any shares of Common Stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher;

                              2. The Market Value per share of Common Stock of the same class or series on the Announcement Date or on the Determination Date, whichever is higher; or

                              3. The price per share equal to the Market Value per share of Common Stock of the same class or series determined pursuant to clause (2) immediately preceding, multiplied by the fraction of (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of Common Stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (ii) the Market Value per share of Common Stock of the same class or series on the first day in such two-year period on which the Related Person acquired any shares of Common Stock.

                         (b) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Related Person has previously acquired any shares of a particular class or series of stock:

                              1. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of such class of stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher;

                              2. The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation;

                              3.   The Market Value per share of such class
                    of   stock   on   the  Announcement  Date  or  on   the
                    Determination Date, whichever is higher; or

                              4. The price per share equal to the Market Value per share of such class of stock determined pursuant to clause (3) immediately preceding, multiplied by the fraction of (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of any class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (ii) the Market Value per share of the same class of Voting Stock on the first day in such two-year period on which the Related Person acquired any shares of the same class of Voting Stock.

                         (c) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Related Person has previously paid for shares of the same class or series of stock. If the Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                         (d) After the Related Person has become a Related Person and prior to the consummation of such Business
               Combination:

                              1. There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding Preferred Stock of this Corporation;

                              2. There shall have been no reduction in the annual rate of dividends paid on any class or series of stock of this Corporation that is not Preferred Stock except as necessary to reflect any subdivision of the stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorgani-zation, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                              3. The Related Person did not become the Beneficial Owner of any additional shares of stock of this Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person or by virtue of proportionate stock splits or stock dividends.

               The provisions of clause (1) and (2) immediately preceding shall not apply if no Related Person or an Affiliate or Associate of the Related Person voted as a director of this Corporation in a manner inconsistent with such clauses and the Related Person, within ten days after any act or failure to act inconsistent with such clauses, notifies the Board of Directors of this Corporation in writing that the Related Person disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

                         (e) After the Related Person has become a Related Person, the Related Person may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

               C. Alternative Shareholder Vote for Business Combinations. In the event the conditions set forth in Subparagraph (B)(1) or
          (B)(2) have been met, the affirmative vote required of shareholders in order to approve the proposed Business Combination shall be 66-2/3% of the Total Voting Power present or duly represented at the meeting called for such purpose.

               D. Definitions. The following terms, for all purposes of these Articles or the By-laws of this Corporation, shall have the following meaning:

                    (1) An "Affiliate" of, or a person "affiliated with," a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                    (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to shareholders of this Corporation, whichever is earlier.

                    (3) "Associate," when used to indicate a relationship with any person, means any of the following:

                         (a) Any corporation or organization, other than this Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of Equity Securities.

                         (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

                         (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                         (d) Any investment company registered under the Investment Company Act of 1940 for which such person serves as investment advisor.

                    (4) A person shall be deemed to be the "Beneficial Owner" of any shares of capital stock (regardless whether owned of record):

                         (a) Which that person or any of its Affiliates or Associates, directly or indirectly, owns beneficially;

                         (b) Which such person or any of its Affiliates or Associates has (i) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                         (c) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the corporation or any of its subsidiaries.

                    (5)  "Business  Combination" means any of the following
          transactions,  when  entered   into   by  the  Corporation  or  a
          Subsidiary with, or upon a proposal by, a Related Person:

                         (a)  The  merger  or  consolidation   of,   or  an
               exchange   of   securities   by,   the  Corporation  or  any
               Subsidiary;

                         (b) The sale, lease, exchange, mortgage, pledge, transfer or any other disposition (in one or a series of transactions) of any assets of the Corporation, or of any Subsidiary, having an aggregate book or fair market value of $1,000,000 or more, measured at the time the transaction or transactions are approved by the Board of Directors;

                         (c)  The adoption of  a  plan  or proposal for the
               liquidation  or  dissolution  of  the  Corporation   or  any
               Subsidiary;

                         (d) The issuance or transfer by the Corporation or any Subsidiary (in one or a series of transactions) of securities of the Corporation, or of any Subsidiary, having a fair market value of $1,000,000 or more;

                         (e) The reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power (regardless whether then exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of this Corporation or any of its Subsidiaries of a Related Person, or any Associate or Affiliate of a Related Person;

                         (f) Any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Shareholder or any Affiliate or Associate thereof, except proportionately as a shareholder; or

                         (g) Any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

                    (6) "Capital Stock" means any Common Stock, Preferred Stock or other capital stock of the Corporation, or any bonds, debentures, or other obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75H.

                    (7) "Common Stock" means any stock other than a class or series of preferred or preference stock.

                    (8) "Continuing Director" shall mean any member of the Board of Directors who is not a Related Person or an Affiliate or Associate thereof, and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate thereof and was recommended to succeed a Continuing Director by a majority of Continuing Directors who were then members of the Board of Directors, provided that, in the absence of a Related Person, any reference to "Continuing Directors" shall mean all directors then in office.

                    (9) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The beneficial ownership of 10% or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

                    (10) "Determination Date" means the date on which a Related Person first became a Related Person.

                    (11) "Equity Security" means any of the following:

                         (a) Any stock or similar security, certificate of interest or participation in any profit sharing agreement, voting trust certificate or certificate of deposit for an equity security.

                         (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

                         (c) Any put, call, straddle or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

                    (12) "Independent    Shareholder"    or    "Independent
          Stockholder" means a holder of Voting Stock of this Corporation who is not a Related Person.

                    (13) "Market Value" means the following:

                         (a) In the case of stock, the highest closing sale price on the date or during the period in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the date or during the period in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems, or any alternative system then in use, or, if no such quotations are available, the fair market value on the date or during the period in question of a share of such stock as determined by a majority of the Continuing Directors of this Corporation in good faith.

                         (b) In the case of property other than cash or stock, the fair market value of such property on the date or during the period in question as determined by a majority of the Continuing Directors of this Corporation in good faith.

                    (14) A "person" shall mean any individual, firm, corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

                    (15) "Related Person" means any person (other than the Corporation, a Subsidiary or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trust, trustee of or fiduciary with respect to any such plan acting in such capacity) who (a) is the direct or indirect Beneficial Owner of shares of Capital Stock representing more than 10% of the outstanding Total Voting Power entitled to vote for the election of directors, and any Affiliate or Associate of any such person, or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly of indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 10% or more of the outstanding Total Voting Power entitled to vote for the election of directors. For the purpose of determining whether a person is the Beneficial Owner of a percentage, specified in this Article, of the outstanding Total Voting Power, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by that person through application of Article V(D)(3) but shall not include any other shares which may be issuable to any other person.

                    (16) "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by this Corporation.

                    (17) "Total Voting Power," when used in reference to any particular matter properly brought before the shareholders for their consideration and vote, means the total number of votes that holders of Capital Stock are entitled to cast with respect to such matter.

                    (18) "Valuation Date" means the following:

                         (a) For a Business Combination voted upon by shareholders, the latter of the date prior to the date of the shareholders' vote and the day 20 days prior to the consummation of the Business Combination; and

                         (b) For a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

                    (19) "Voting Stock" means shares of Capital Stock of the Corporation entitled to vote generally in the election of directors.

               E. Benefit of Statute. This Corporation claims and shall have the benefit of the provisions of R.S. 12:133 except that the provisions of R.S. 12:133 shall not apply to any business combination involving an interested shareholder that is an employee benefit plan or related trust of this Corporation.

                                      ARTICLE VI

                                Shareholders' Meetings

               A. Written Consents. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders, present in person or represented by duly authorized proxy, at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the shareholders pursuant to the Business Corporation Law of the State of Louisiana.

               B. Special Meetings. Subject to the terms of any outstanding class or series of Preferred Stock that entitles the holders thereof to call special meetings, the holders of a majority of the Total Voting Power of the Corporation shall be required to cause the Secretary of the Corporation to call a special meeting of shareholders pursuant to La. R.S. 12:73B (or any successor provision). Nothing in this Article VI shall limit the power of the President of the Corporation or its Board of Directors to call a special meeting of shareholders.

                                     ARTICLE VII

                     Limitation of Liability and Indemnification

               A. Limitation of Liability. No director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) any breach of his duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation's assets to, or redemptions or repurchases of the Corporation's shares from, shareholders of the Corporation, under and to the extent provided in La. R.S. 12:92D; or (4) any transaction from which he derived an improper personal benefit.

               B. Authorization of Further Actions. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the fullest extent permitted by law, (2) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation's direct and indirect Subsidiaries) to the fullest extent permitted by law and (3) cause the Corporation to exercise the insurance powers set forth in La. R.S. 12:83F, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such By-laws or resolutions or the exercise of such powers. No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

               C. Subsidiaries. The Board of Directors may cause the Corporation to approve for the officers and directors of its direct and indirect Subsidiaries limitation of liability, indemnification and insurance provisions comparable to the foregoing.

               D. Amendment of Article. Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the Total Voting Power shall be required to amend or repeal this Article VII, and any amendment or repeal of this Article shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                     ARTICLE VIII

                                      Reversion

               Except for cash, shares or other property or rights payable or issuable to the holders of Preferred Stock, the rights to which shall be determined under applicable state law, Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease, provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (i) payment of the amount of any cash or property dividend or redemption price or (ii) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

                                      ARTICLE IX

                                      Amendments

               A. Charter Amendments. Articles IV (other than paragraphs F and G), V, VI(A) and IX of these Articles of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or Articles or by addition of a new Article or Articles) except upon resolutions adopted by the affirmative vote of both (i) 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and (ii) two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a shareholders' meeting, voting as a separate group; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the shareholders upon the affirmative vote of a majority of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting as a single group.

               B. Bylaw Amendments. Bylaws of this Corporation may be altered, amended, or repealed or new Bylaws may be adopted by (i) the shareholders, but only upon the affirmative vote of both 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a shareholders' meeting, voting as a separate group, or (ii) the Board of Directors, but only upon the affirmative vote of both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group.

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